As filed with the Securities and Exchange Commission on December 8, 2016

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ichor Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	3674	26-0237871
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3185 Laurelview Ct.

Fremont, California

(610) 386-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas M. Rohrs

Executive Chairman and Chief Executive Officer

Ichor Systems, Inc.

3185 Laurelview Ct.

Fremont, California 94538

(510) 897-5200

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C. Kirkland & Ellis LLP	Tad J. Freese Latham & Watkins LLP
300 North LaSalle	140 Scott Drive
Chicago, Illinois 60654	Menlo Park, California 94025
(312) 862-2000	(650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    File No. 333-214588

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary Shares, par value $0.0001 per share	146,945	$9.00	$1,322,505	$154

(1)	Includes shares subject to purchase upon exercise of the underwriters’ option to purchase additional ordinary shares. The shares being registered under this Registration Statement are in addition to the 6,612,500 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-214588).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The Registrant previously paid a filing fee of $10,730 in connection with the filing of the Registration Statement on Form S-1 (File No. 333-214588), which Registration Statement contemplated a proposed maximum offering price of $92,575,000. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $1,322,505 are hereby registered, which includes shares subject to the underwriters’ option to purchase additional ordinary shares.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional ordinary shares, par value $0.0001 per share, of Ichor Holdings, Ltd. (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountant’s consent. This Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-214588), initially filed by the Company on November 14, 2016, and is deemed effective upon filing with the Securities and Exchange Commission. The Company is filing this Registration Statement for the sole purpose of increasing the aggregate number of ordinary shares offered by the Company by 146,945 shares. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended, including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 8, 2016.

ICHOR HOLDINGS, LTD

/s/ Thomas M. Rohrs
Name:	Thomas M. Rohrs
Title:	Executive Chairman and Chief Executive Officer

*****

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas M. Rohrs	Executive Chairman and Chief Executive Officer (principal executive officer)	December 8, 2016
Thomas M. Rohrs

*	Director, President and Chief Financial Officer (principal financial officer)	December 8, 2016
Maurice Carson

*	Director	December 8, 2016
John Chenault

*	Director	December 8, 2016
Dipanjan Deb

*	Director	December 8, 2016
Andrew Kowal

*	Director	December 8, 2016
Iain MacKenzie

/s/ Thomas M. Rohrs	Authorized Representative in the United States	December 8, 2016
Thomas M. Rohrs

*	The undersigned, by signing his name hereto, signs and executes this Registration Statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission on November 14, 2016.

/s/ Thomas M. Rohrs
Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1*	Maples and Calder opinion.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages to the Registration Statement on Form S-1 (File No. 333-214588) filed on November 14, 2016).

*	Filed herewith